Exhibit 99.1

Hemisphere Media to Acquire Three Leading Spanish-Language

Cable Television Networks

MIAMI—(January 23, 2014) —Hemisphere Media Group, Inc. (NASDAQ: HMTV) (“Hemisphere”), the only publicly traded pure-play U.S. media company targeting the high growth Hispanic TV/cable networks business, today announced that Hemisphere Media Holdings, LLC, its indirect wholly-owned subsidiary, has entered into a definitive agreement to acquire three Spanish-language cable television networks from Media World, LLC, a company fully owned by Imagina US, a major content and service provider in the Hispanic market, for approximately $102.2 million in cash, subject to certain post-closing adjustments. The acquisition is structured as an asset purchase and is expected to be funded with cash on hand.  The transaction is expected to close in the first quarter of 2014.

This transaction will strengthen and expand Hemisphere’s portfolio with the addition of three market-leading and highly complementary cable networks which target distinct and underserved audiences and build on the Company’s commitment to provide unique programming focused on the U.S. Hispanic market.  The networks acquired are:

•                  Pasiones, dedicated to showcasing the most-popular telenovelas and series, distributed to approximately 3.8 million subscribers in the U.S. and 7.2 million subscribers in Latin America;

•                  Centroamerica TV, the leading network targeting the third largest U.S. Hispanic group, featuring the most popular news, entertainment and soccer programming from Central America with over 3.3 million subscribers in the U.S.; and

•                  TV Dominicana, the leading network targeting Dominicans living in the U.S., featuring the most popular news, entertainment and baseball programming from the Dominican Republic, with over 2.2 million subscribers in the U.S.

Together, these assets present significant long-range opportunities for Hemisphere, and are expected to have generated approximately $12.2 million of EBITDA in 2013, resulting in an effective purchase price multiple of 8.4 times.

Alan Sokol, CEO of Hemisphere, stated, “We are thrilled to be bringing Pasiones, Centroamerica TV and TV Dominicana to our world-class portfolio. These networks target valuable, growing and underserved segments of the Hispanic audience.  With this acquisition, Hemisphere will own five leading U.S. Hispanic cable networks, two Latin American cable networks, and WAPA-TV, the #1 network in Puerto Rico, expanding our leadership position in Hispanic television.  We believe that we can add significant value to these channels through improved programming, marketing and distribution efforts, and these networks will expand our commercial inventory and cross-selling opportunities in the U.S. and augment our Latin American offerings.”

“This transaction is consistent with our growth strategy to acquire unique assets with significant earnings contributions in the highly desirable Hispanic television market. The transaction valuation implies a multiple that is accretive to our existing trading multiple and will delever the Company.  This transaction is key to our growth strategy and we look forward to integrating these market leading networks into our portfolio.  We would like to thank Roger Huguet and his team at Imagina for the tremendous job they have done in developing these networks,” Sokol continued.

Paul, Weiss, Rifkind, Wharton & Garrison LLP served as legal counsel to Hemisphere.  Rothschild served as financial advisor and Kirkland & Ellis, LLP served as legal counsel to Media World.

Additional information on the transaction will be available in the Company’s 8-K filing.

Non-GAAP Reconciliations

As Media World, LLC and its affiliates have not completed their fiscal 2013 year-end close procedures, including the audit, the results presented in this press release are estimated and preliminary, and, therefore, may change.  Accordingly, estimates of 2013 GAAP results and reconciliation of non-GAAP measures in this release are not provided herein because they are not available.

When presenting the expected 2013 EBITDA of the acquired assets in the transaction, Hemisphere’s management adds back (deducts) from net income, if any, depreciation expense, amortization of intangibles, loss (gain) on disposition of assets, non-recurring expenses, income tax expense, interest expense, loss on early extinguishment of debt and stock-based compensation.  Hemisphere believes that this non-GAAP presentation is important to investors’ understanding of our businesses.

Conference Call

Hemisphere will conduct a conference call to discuss the transaction at 10:00AM ET on Thursday, January 23, 2014.  A live broadcast of the conference call will be available online via the company’s Investor Relations website located at http://ir.hemispheretv.com/. Alternatively, interested parties can access the conference call by dialing (877) 280-4956, or from outside the United States at (857) 244-7313, at least five minutes prior to the start time. The conference ID for the call is 55972542.

A replay of the call will be available beginning at approximately 2:00PM ET on January 23 by dialing (888) 286-8010, or from outside the United States by dialing (617) 801-6888. The conference ID for the replay is 68411814.

About Hemisphere Media Group, Inc.

Hemisphere Media Group (NASDAQ: HMTV) is the only publicly-traded pure-play U.S. Spanish-language TV/cable network business serving the high-growth U.S. Hispanic population. Headquartered in Miami, Florida, Hemisphere owns and operates Cinelatino, WAPA Television and WAPA America. Cinelatino is the leading Spanish-language movie channel with more than 12 million subscribers in the U.S., Latin America and Canada, featuring the largest selection of contemporary Spanish-language blockbusters and critically-acclaimed titles from Mexico, Latin America, Spain and the Caribbean. WAPA Television is Puerto Rico’s leading broadcast station with the highest primetime and full day ratings in Puerto Rico. Founded in 1954, WAPA Television produces more than 65 hours per week of top-rated news and entertainment programming. WAPA America is the leading cable network targeting Puerto Ricans and other Caribbean Hispanics living in the U.S., featuring the highly-rated news and entertainment programming produced by WAPA-TV. WAPA America has more than five million U.S. subscribers.

ABOUT MEDIA WORLD

Mediaworld LLC is a company fully owned by Imagina US, which is primarily focused in the Hispanic Market with annual revenues around $100 million dollars, delivering production development, technical and production services, sports rights acquisition and management, and strategic consulting to the major players in the market.

Forward Looking Statement

This release may contain certain statements that are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  The forward-looking statements contained in this report may include statements about the anticipated benefits of the acquisition including Hemisphere Media Holdings, LLC’s ability to consummate the transaction announced herein, the expected closing date for the acquisition, the risk that the closing conditions to which the acquisition is subject are not satisfied, the expected EBITDA of the acquired assets, the impact of the transaction on Hemisphere’s operations and financial performance and other information and statements that are not historical facts.  Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “should,” “would,” “expect,” “positioned,” “strategy,” “future,” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements.  These statements are based on the current expectations of the management of Hemisphere and are subject to uncertainty and changes in circumstance and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements.  In addition, these statements are based on a number of assumptions that are subject to change.  Such risks, uncertainties and assumptions include: (1) risks relating to any unforeseen liabilities of Hemisphere and the acquired assets, (2) future capital expenditures, expenses, revenues, earnings, synergies, economic performance, indebtedness, financial condition, losses and future prospects, businesses and management strategies and the expansion and growth of the operations of Hemisphere; (3) Hemisphere’s ability to successfully integrate the acquired assets and achieve anticipated synergies; (4) the risk that disruptions from the transaction will harm Hemisphere’s business; and (5) Hemisphere’s, plans, objectives, expectations and intentions generally.  Additionally, factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements are discussed under the heading “Risk Factors” and “Forward-Looking Statements” in Hemisphere’s most recent registration statement on Form S-4 (File No. 333-186210) (the “Registration Statement”), post-effective amendment No. 1 on Form S-1 to the Registration Statement and Hemisphere’s Quarterly Reports on Form 10-Q, each filed with the Securities and Exchange Commission (“SEC”), as they may be updated in any future reports filed with the SEC. Forward-looking statements included herein are made as of the date hereof, and Hemisphere does not undertakes any obligation to update publicly such statements to reflect subsequent events or circumstances.

Contacts

For Hemisphere Media Group, Inc.:
Robin Weinberg/Patrick Scanlan, 212-687-8080